Exhibit (p)(1)

YYY TRUST

Code of Ethics

[Dated _______, 2007]

        The following Code of Ethics is adopted by YYY Trust (the “Trust”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “Act”). This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Trust reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

1.    Definitions:

        A.     “Access person” means any director, trustee, officer, general partner, managing member or advisory person (as defined below) of the Trust or Bear Stearns Asset Management, Inc. (the “Advisor”), which serves as the investment advisor to the Trust’s Bear Stearns Current Yield Fund (the “Fund”).

        B.     “Advisory person” means (1) any employee of the Trust or Advisor (or of any company in a control relationship to the Trust or Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security (as defined below) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and (2) any natural person in a control relationship to the Trust or Advisor who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

        C.    “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16(a)-1(a)(2) of the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of such Act and the rules and regulations thereunder.

        D.    “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

        E.     A “security held or to be acquired” means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or Advisor for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1).

        F.     An “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirement of Section 13 or 15(d) of the Securities Exchange Act of 1934.

        G.    “Investment personnel” means: (1) any employee of the Trust or Advisor (or of any company in a control relationship to the Trust or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (2) any natural person who controls the Trust or Advisor and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

        H.     A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6) Rule 504 or Rule 506 thereof.

        I.    “Purchase or sale” of a security for purposes of this Code of Ethics and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

        J.     “Security” shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1 of the Act.

2.    Prohibitions

a. Generally. Rule 17j-1 under the Act makes it unlawful for any affiliated person of the Trust, the Advisor or Bear Stearns Wholesaling (the “Distributor”), directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust:

i. to employ any device, scheme or artifice to defraud the Trust;

ii. to make to the Trust any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

iii. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

iv. to engage in any manipulative practice with respect to the Trust.

        It is the policy of the Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

b. Initial Public Offerings and Limited Offerings. No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the Trust (or his or her delegate) or the Chief Compliance Officer of the Advisor (or his or her delegate) has authorized the transaction in advance.

3.    Procedures

a. Reporting. In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of the Trust, other than a Trustee who is not an “interested person” (as defined in the Act) of the Trust, shall submit the following reports in the forms attached hereto as Exhibits A-D to the Trust’s President (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership:

i. Initial Holding Report. Exhibit A shall initially be submitted no later than 10 days after that person becomes an access person.

ii. Periodic Reports. Exhibits B and C shall be submitted no later than 30 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No periodic report needs to be made if the report would duplicate information (A) contained in broker trade confirmations or account statements received by the Trust no later than 30 days after the end of each calendar quarter and/or (B) contained in the Trust’s records.

iii. Annual Report. Exhibit D must be submitted by each access person within 45 days after the end of each calendar year.

b. Independent Trustees. A Trustee who is not an “interested person” of the Trust shall not be required to submit the reports set forth in paragraph 3(a), except that such a Trustee shall file a Securities Transaction Report in the form attached hereto as Exhibit B with respect to a transaction in a security if he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known, that during 15 day period immediately preceding or after the date of the transaction, such security is or was purchased or sold by the Trust, or was considered for purchase or sale by the Advisor or the Trust. No report is required if the Trustee had no direct or indirect influence or control over the transaction.

c. Notification. The Trust’s Chief Compliance Officer (or his or her delegate) shall identify each access person of the Trust who may be required to make reports pursuant to this Code of Ethics, shall notify each such person that he or she is subject to the reporting requirements contained herein and shall deliver a copy of this Code of Ethics to each such person.

4.    Review and Enforcement

a. Review.

i. The President of the Trust (or his or her delegate) shall regularly review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

ii. If the President of the Trust (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the President of the Trust (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

b. Enforcement.

i. If the President of the Trust (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

ii. No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the President of the Trust is under consideration, a Trustee of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the President.

c. Reporting to Board. No less frequently than annually, the Trust shall furnish to the Board of Trustees, and the Board shall consider, a written report that:

i. describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

ii. certifies that the Trust has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

5.    Records

        The Trust shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 17(k)-1(f) under the Act, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

i. a copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

ii. a record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violations occurs;

iii. a copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

iv. a list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

v. a copy of each report to the Board shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

vi. the Trust shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section 2(b) of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

6.    Advisor’s Code of Ethics

a. General Principle. A person who is both an access person of the Trust and an access person of the Advisor is only required to report under and otherwise comply with the Advisor’s Rule 17j-1 code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. Such persons, however, are still subject to the prohibitions contained in paragraph 2 hereof.

b. Procedures. The Advisor must:

i. submit to the Board of Trustees a copy of its code of ethics adopted pursuant to Rule 17j-1;

ii. promptly furnish to the Trust upon request copies of any reports made under its code of ethics by any person who is also covered by the this Code of Ethics; and

iii. promptly report to the Trust in writing any material amendments to its code of ethics, along with the certification described under paragraph 4(c) hereof.

7.    Miscellaneous

a. Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

b. Amendment; Interpretation of Provision. The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

ANNUAL CERTIFICATION

OF

YYY TRUST

        The undersigned hereby certifies on behalf of YYY Trust (the “Trust”), to the Board of Trustees pursuant to Rule 17(j) under the Investment Company Act of 1940, and pursuant to Section 4(c)(ii) of the Trust’s Code of Ethics, that the Trust has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.

____________________________
President of the Trust
Name:_______________________
Date:________________________

EXHIBIT A

YYY Trust

Initial Holdings Report

Name of Reporting Person:________________________________________________________
Date Person Became Subject to the Code’s Reporting Requirements:_______________________
Information in Report Dated As Of:_________________________________________________
Date Report Due:_______________________________________________________________
Date Report Submitted:___________________________________________________________

Securities Holdings
Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here_____.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts
Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here_____.

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature:__________________________	Date:______________________

EXHIBIT B

YYY Trust

Securities Transaction Report Quarterly Report

Name of Reporting Person:________________________________________________________
Calendar Quarter Ended:__________________________________________________________
Date Report Due:_______________________________________________________________
Date Report Submitted:___________________________________________________________

Securities Transactions
Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you have no securities transactions to report for the quarter, please check here_____.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:

I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.

Signature:__________________________	Date:______________________

EXHIBIT C

YYY Trust

Account Establishment Quarterly Report

Name of Reporting Person:________________________________________________________
Calendar Quarter Ended:__________________________________________________________
Date Report Due:_______________________________________________________________
Date Report Submitted:___________________________________________________________

Securities Accounts:
Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you have no securities accounts to report for the quarter, please check here_____.

I certify that I have included on this report all securities accounts required to be reported pursuant to the Code of Ethics.

Signature:__________________________	Date:______________________

EXHIBIT D

YYY Trust

Annuals Holdings Report

Name of Reporting Person:________________________________________________________
Information in Report Dated As of:_________________________________________________
Date Report Due:_______________________________________________________________
Date Report Submitted:___________________________________________________________
Calendar Year Ended:____________________________________________________________

Securities Holdings
Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here_____.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts:
Name of Broker, Dealer or Bank	Name(s) on and Type of Account	Date Account was Established

If you have no securities accounts to report, please check here_____.

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature:__________________________	Date:______________________